Exhibit 99.1

CalAmp Reports Fourth Quarter and Fiscal Year 2023 Financial Results

Gross Margin increases 160 Bps and adjusted EBITDA increases 44% quarter-over-quarter to $6.8 million

IRVINE, CA, April 27, 2023 – CalAmp (Nasdaq: CAMP), a connected intelligence company that helps organizations monitor, track and protect their vital assets, today reported financial results for its fourth quarter and fiscal year 2023 ended February 28, 2023.

“Fourth quarter results were highlighted by a significant increase in Adjusted EBITDA driven by a combination of gross margin increases and expense management,” said Jeff Gardner, CalAmp’s president and CEO. “The Company significantly reduced expenses through a restructuring late in Q4 to align the organization to a recurring revenue business model. As we enter this next fiscal year, our primary objective is to increase shareholder value by expanding the base of recurring application subscription customers by securing an increasing number of full stack solutions based new logos as well as up sell and cross sell new applications like Vision 2.0 to existing customers to fuel future recurring revenue growth, profitability and cash flow.”

Fourth Quarter Financial Overview

•
Total revenue in the quarter was $78.5 million, meeting expectations
•
Software and Subscription Services (S&SS) revenue grew 4% sequentially to a record $51.4 million. 78% of the eligible customers have been converted; transition is nearly complete
•
Telematics Products revenue in the quarter was $27.1 million, as customers transitioned to S&SS segments
•
Year End Remaining Performance Obligations (RPO) of $234 million
•
Telematics Products backlog was at $29 million, down sequentially by $8 million, reflecting improved supply
•
Restructured in January to reduce cash expenses by $10 to $12 million annually across COGS, OpX and CapX
•
Gross margin in the quarter increased 160 Bps to 35.3% quarter over quarter as net PPV declined
•
Adjusted EBITDA increased 44% to $6.8 million, or approximately 8.6% of revenue
•
GAAP net loss from continuing operations was $8.1 million, or a loss of $0.22 per share
•
Non-GAAP net income turned positive in Q4 with $1.5 million, or a gain of $0.06 per share
•
Ended the quarter with $42 million in cash and cash equivalents; have $34 million of undrawn line availability

Business and Recent Highlights

•
Renewed recurring revenue agreement with Los Angeles Unified School District with 1,400 vehicles under contract
•
Secured recurring revenue agreement with Rockwood School District in the state of Missouri
•
New customer and partnership win with Noregon Systems, for predictive maintenance on heavy commercial trucks
•
Appointed tech finance veteran Jikun Kim as Chief Financial Officer

CalAmp Reports Fourth Quarter and Fiscal Year 2023 Financial Results

Summary Financial Information From Continuing Operations:

(In thousands except per share amounts)

	Three Months Ended		Fiscal Year Ended
	February 28,		February 28,
Description	2023	2022	2023	2022
Revenues:
Software & Subscription Services (S&SS)	$51,396	$41,236	$184,728	$154,315
Telematics Products	27,110	27,141	110,221	141,524
	$78,506	$68,377	$294,949	$295,839
Gross profit	27,738	28,049	109,011	121,886

Gross margin	35%	41%	37%	41%

Net loss	$(8,090)	$(9,181)	$(32,490)	$(31,148)
Net loss per diluted share	$(0.22)	$(0.26)	$(0.90)	$(0.88)
Non-GAAP measures:
Adjusted basis net income (loss)	$1,515	$(305)	$(2,759)	$2,873
Adjusted basis net income (loss) per diluted share	$0.06	$(0.01)	$(0.08)	$0.08
Adjusted EBITDA	$6,754	$5,003	$18,074	$24,680
Adjusted EBITDA margin	9%	7%	6%	8%

	February 28,	February 28,
Description	2023	2022
Cash and cash equivalents	$41,928	$79,221
Working capital	68,295	90,928
Deferred revenue	36,552	39,670
Total debt (carrying value)	228,121	192,288

	February 28,	February 28,
S&SS Supplemental Information:	2023	2022
Remaining performance obligations	$234,494	$200,103
Subscribers	1,595	1,060

CalAmp Reports Fourth Quarter and Fiscal Year 2023 Financial Results

First Quarter Fiscal Year 2024 Business Outlook

We expect FY24 Q1 revenues to range between $72 and $78 million with adjusted EBITDA between $5 and $9 million.

A reconciliation of non-GAAP guidance financial measures to corresponding GAAP guidance financial measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty and potential variability of expenses, such as stock-based compensation expense-related charges, that may be incurred in the future and cannot be reasonably determined or predicted at this time. It is important to note that these factors could be material to our results of operations computed in accordance with GAAP.

Conference Call and Webcast

CalAmp is hosting a conference call for analysts and investors to discuss its fourth quarter fiscal year 2023 results at 2:00 p.m. Pacific Time today. Participants can listen in via webcast by visiting the Investor Relations section of its website at www.calamp.com. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. A replay of the webcast will be available for 90 days after the call. The conference call can also be accessed by dialing 833-470-1428 (+1-404-975-4839 for international callers)and using the Conference ID #859160. Following the call, an audio replay will also be available by calling 866-813-9403 or +44-204-525-0658 and entering the Conference ID #390203. The audio replay will be available through May 4, 2023.

About CalAmp

CalAmp (Nasdaq: CAMP) provides flexible solutions to help organizations worldwide monitor, track and protect their vital assets. Our unique combination of software, devices, and platform enables over 14,000 commercial and government organizations worldwide to increase efficiency, safety and transparency while accommodating the unique ways they do business. With over 10 million active edge devices and 275+ issued or pending patents, CalAmp is the telematics leader organizations turn to for innovation and dependability. For more information, visit calamp.com, or LinkedIn, Twitter, YouTube or CalAmp Blog.

Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and Section 27A of the U.S. Securities Act of 1933, as amended) concerning CalAmp. These statements include, but are not limited to, statements that address our expected future business and financial performance and statements about (i) our plans, objectives and intentions with respect to future operations, services and products, (ii) our competitive position and opportunities, and (iii) other statements identified by words such as such as “may”, “will”, “expect”, “intend”, “plan”, “potential”, “believe”, “seek”, “could”, “estimate”, “judgment”, “targeting”, “should”, “anticipate”, “predict”, “project”, “aim”, “goal”, and similar words, phrases or expressions. These forward-looking statements are based on management’s current expectations and beliefs, as well as assumptions made by, and information currently available to, management, current market trends and market conditions, and involve risks and uncertainties, many of which are outside of our control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements. Particular uncertainties that could materially affect future results include any risks associated with global economic conditions and concerns; the effects of global outbreaks of pandemics or contagious diseases or fear of such outbreaks, such as the recent coronavirus (COVID-19) pandemic; global component shortages due to supply chain constraints caused by the COVID-19 pandemic; disruptions in sales, operations, relationships with customers, suppliers, employees; our ability to successfully and timely accomplish our transformation to a SaaS solutions provider; our transition out of the automotive vehicle financing business; competitive pressures; pricing declines; demand for our telematics products; rates of growth in our target markets; prolonged disruptions of our contract manufacturers’ facilities or other significant operations; force majeure or force-majeure-like events at our contract manufacturers’ facilities including component shortages; the ongoing diversification of our global supply chain; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to improve gross margin; cost-containment measures; legislative, trade, tariff, and regulatory actions; integration, unexpected charges or expenses in connection with acquisitions; the impact of legal proceedings and compliance risks; the impact on our business and reputation from information technology system failures, network disruptions, cyber-attacks, or losses or unauthorized access to, or release of, confidential information; the ability of the Company to comply with laws and regulations regarding data protection; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; any expenses or

CalAmp Reports Fourth Quarter and Fiscal Year 2023 Financial Results

reputational damage associated with resolving customer product and warranty and indemnification claims; our ability to sell to new types of customers and to keep pace with technological advances; market acceptance of the end products into which our products are designed; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive, and regulatory nature. More information on these risks and other potential factors that could affect our financial results is included in our filings with the U.S. Securities and Exchange Commission (“SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings, which you may obtain for free at the SEC’s website at http://www.sec.gov. We undertake no intent or obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise, which speak as of their respective dates except as required by law.

Non-GAAP Financial Measures

“GAAP” refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This announcement includes non-GAAP financial measures, as defined in Regulation G promulgated by the SEC. We believe that our presentation of non-GAAP financial measures provides useful supplementary information to investors. These non-GAAP financial measures are provided in addition to, and not as a substitute for measures of financial performance prepared in accordance with GAAP.

In this announcement, we report the non-GAAP financial measures of Adjusted basis net income (loss), Adjusted basis net income (loss) per diluted share, Adjusted EBITDA (earnings before investment income, interest expense, taxes, depreciation, amortization, stock-based compensation, acquisition and integration expenses, non-cash costs and expenses arising from purchase accounting adjustments, litigation and legal expenses, impairment losses and certain other adjustments as detailed in the accompanying non-GAAP reconciliation), and Adjusted EBITDA margin. Adjusted basis net income (loss) excludes the impact of intangible asset amortization expense, stock-based compensation, non-cash interest expense, acquisition and integration expenses, non-cash costs and expenses arising from purchase accounting adjustments, litigation and legal expenses, income tax provision adjustments, impairment losses and certain other adjustments as shown in the non-GAAP reconciliation provided in the table at the end of this announcement. We use these non-GAAP financial measures to provide investors with additional information about our financial performance and future prospects of our core business activities. Internally, these non-GAAP measures are significant measures used by management for purposes of evaluating our core operating performance, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to our operations, and benchmarking performance externally against our competitors. We believe this non-GAAP financial information provides additional insight into our ongoing performance and have therefore chosen to provide this information to investors to help them evaluate our results of ongoing operations and enable additional period-to-period comparisons. The presentation of these and other similar items in our non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent, or unusual.

CalAmp, LoJack, TRACKER, Here Comes The Bus, Bus Guardian, iOn Vision, CrashBoxx and associated logos are among the trademarks of CalAmp and/or its affiliates in the United States, certain other countries and/or the EU. Spireon acquired the LoJack® U.S. Stolen Vehicle Recovery (SVR) business from CalAmp and holds an exclusive license to the LoJack mark in the United States and Canada. Any other trademarks or trade names mentioned are the property of their respective owners.

AT CALAMP:	AT SHELTON GROUP:
Jikun Kim	Leanne K. Sievers
SVP & CFO	(949) 224.3874
ir@calamp.com	sheltonir@sheltongroup.com

CalAmp Reports Fourth Quarter and Fiscal Year 2023 Financial Results

CALAMP CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	February 28,		February 28,
	2023	2022	2023	2022

Revenues	$78,506	$68,377	$294,949	$295,839
Cost of revenues	50,768	$40,328	185,938	173,953
Gross profit	27,738	28,049	109,011	121,886
Operating expenses:
Research and development	5,334	$6,596	24,570	28,444
Selling and marketing	10,691	$10,816	47,389	48,564
General and administrative	11,955	$13,674	51,819	52,333
Intangible asset amortization	1,337	$1,382	5,332	5,415
Restructuring	4,586	$264	4,586	600
	33,903	32,732	133,696	135,356
Operating loss	(6,165)	(4,683)	(24,685)	(13,470)
Non-operating income (expense):
Investment income	343	$(43)	989	1,175
Interest expense	(1,615)	$(3,840)	(6,260)	(15,323)
Other expense, net	(145)	$(359)	(1,383)	(2,443)
	(1,417)	(4,242)	(6,654)	(16,591)
Loss from continuing operations before income taxes	(7,582)	(8,925)	(31,339)	(30,061)
Income tax provision from continuing operations	(508)	$(256)	(1,151)	(1,087)
Net loss from continuing operations	(8,090)	(9,181)	(32,490)	(31,148)
Net income from discontinued operations, net of tax	-	$-	-	3,157
Net loss	$(8,090)	$(9,181)	$(32,490)	$(27,991)
Loss per share - continuing operations:
Basic	$(0.22)	$(0.26)	$(0.90)	$(0.88)
Diluted	$(0.22)	$(0.26)	$(0.90)	$(0.88)
Earnings per share - discontinued operations:
Basic	$-	$-	$-	$0.09
Diluted	$-	$-	$-	$0.09
Shares used in computing earnings (loss) per share:
Basic	36,132	35,552	36,132	35,254
Diluted	36,132	35,552	36,132	35,254

- more -

CalAmp Reports Fourth Quarter and Fiscal Year 2023 Financial Results

CALAMP CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	February 28,	February 28,
	2023	2022
Assets

Current assets:
Cash and cash equivalents	$41,928	$79,221
Accounts receivable, net	82,946	61,544
Inventories	23,902	18,269
Prepaid expenses and other current assets	26,019	22,348
Total current assets	174,795	181,382

Property and equipment, net	32,832	37,674
Operating lease right-of-use assets	12,293	12,327
Deferred income tax assets	3,275	4,165
Goodwill	94,214	94,436
Other intangible assets, net	26,633	31,965
Other assets	36,078	29,632
Total assets	$380,120	$391,581

Liabilities and Stockholders' Equity

Current liabilities:
Current portion of long-term debt	$705	$2,585
Accounts payable	52,716	31,815
Accrued payroll and employee benefits	11,766	10,929
Deferred revenue	25,448	26,174
Other current liabilities	15,865	18,951
Total current liabilities	106,500	90,454

Long-term debt, net of current portion	227,416	189,703
Operating lease liabilities	12,314	13,382
Other non-current liabilities	19,583	22,640
Total liabilities	365,813	316,179
Stockholders' equity:
Common stock	374	361
Additional paid-in capital	184,672	242,386
Accumulated deficit	(168,816)	(165,965)
Accumulated other comprehensive loss	(1,923)	(1,380)
Total stockholders' equity	14,307	75,402
Total liabilities and stockholders' equity	$380,120	$391,581

- more -

CalAmp Reports Fourth Quarter and Fiscal Year 2023 Financial Results

CALAMP CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Fiscal Year Ended
	February 28,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(32,490)	$(27,991)
Less: net income from discontinued operations, net of tax	-	3,157
Net loss from continuing operations	(32,490)	(31,148)

Depreciation expense	16,426	17,389
Intangible asset amortization	5,332	5,415
Stock-based compensation	10,211	11,321
Amortization of debt issuance costs and discount	1,151	10,411
Non-cash operating lease cost	3,433	3,713
Revenue assigned to factors	(2,680)	(4,566)
Deferred tax assets, net	676	465
Other	74	595
Changes in operating assets and liabilities of continuing operations	(25,065)	(17,418)
Net cash used in operating activities - continuing operations	(22,932)	(3,823)
Net cash used in operating activities - discontinued operations	-	(395)
NET CASH USED IN OPERATING ACTIVITIES	(22,932)	(4,218)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(11,100)	(13,298)
Net cash used in investing activities - continuing operations	(11,100)	(13,298)
Net cash provided by investing activities - discontinued operations	-	5,721
NET CASH USED IN INVESTING ACTIVITIES	(11,100)	(7,577)

CASH FLOWS FROM FINANCING ACTIVITIES:
Taxes paid related to net share settlement of vested equity awards	(1,865)	(4,173)
Proceeds from exercise of stock options and contributions to employee stock purchase plan	956	1,530
NET CASH USED IN FINANCING ACTIVITIES	(909)	(2,643)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(2,352)	(965)
Net change in cash and cash equivalents	(37,293)	(15,403)
Cash and cash equivalents at beginning of year	79,221	94,624
Cash and cash equivalents at end of year	$41,928	$79,221

CalAmp Reports Fourth Quarter and Fiscal Year 2023 Financial Results

CALAMP CORP.

RECONCILIATION OF NON-GAAP MEASURES TO GAAP

(Unaudited)

GAAP refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This announcement includes non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission. We believe that our presentation of non-GAAP financial measures provides useful supplementary information to investors. The presentation of non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with GAAP.

In this announcement, we report the non-GAAP financial measures of Adjusted basis net income (loss), Adjusted basis net income (loss) per diluted share, Adjusted EBITDA (earnings before investment income, interest expense, taxes, depreciation, amortization, stock-based compensation and other adjustments as identified below), and Adjusted EBITDA margin. We use these non-GAAP financial measures to provide investors with an overall understanding of the financial performance and future prospects of our core business activities. Specifically, we believe that the use of these non-GAAP measures facilitates the comparison of results of core business operations between current and past periods.

The reconciliation of GAAP basis net loss to Adjusted basis (non-GAAP) net income (loss) is as follows (in thousands except per share amounts):

	Three Months Ended		Fiscal Year Ended
	February 28,		February 28,
	2023	2022	2023	2022

GAAP basis net loss	$(8,090)	$(9,181)	$(32,490)	$(27,991)

Net income from discontinued operations, net of tax	-	-	-	(3,157)
Intangible asset amortization	1,337	1,382	5,332	5,415
Stock-based compensation	2,025	2,760	10,211	11,321
Non-cash interest expense	274	2,600	1,151	10,411
GAAP basis income tax provision	508	256	1,151	1,087
Litigation and non-recurring legal expenses	524	1,186	5,158	2,518
Restructuring	4,586	264	4,586	600
Costs incurred in transition of LoJack North America business to acquiror (b)	130	319	1,347	2,103
Other	251	114	1,325	1,161
Adjusted basis income (loss) before income taxes	1,545	(300)	(2,229)	3,468
Income tax provision (non-GAAP basis) (a)	(30)	(5)	(530)	(595)
Adjusted basis net income (loss)	$1,515	$(305)	$(2,759)	$2,873

Adjusted basis net income (loss) per diluted share	$0.06	$(0.01)	$(0.08)	$0.08

Weighted average common shares outstanding on a diluted basis	44,509	35,552	36,132	36,088

CalAmp Reports Fourth Quarter and Fiscal Year 2023 Financial Results

The reconciliation of GAAP-basis net loss to Adjusted EBITDA and the calculation of Adjusted EBITDA margin are as follows (dollars in thousands):

	Three Months Ended		Fiscal Year Ended
	February 28,		February 28,
	2023	2022	2023	2022

GAAP basis net loss	$(8,090)	$(9,181)	$(32,490)	$(27,991)

Net income from discontinued operations, net of tax	-	-	-	(3,157)
Investment (income) loss	(343)	43	(989)	(1,175)
Interest expense	1,615	3,840	6,260	15,323
Income tax provision	508	256	1,151	1,087
Depreciation and amortization	5,655	5,718	21,758	22,804
Stock-based compensation	2,025	2,760	10,211	11,321
Litigation and non-recurring legal expenses	524	1,186	5,158	2,518
Restructuring	4,586	264	4,586	600
Costs incurred in transition of LoJack North America business to acquiror (b)	130	319	1,347	2,103
Other	144	(202)	1,082	1,247
Adjusted EBITDA	$6,754	$5,003	$18,074	$24,680

Revenues	$78,506	$68,377	$294,949	$295,839

Adjusted EBITDA margin	9%	7%	6%	8%

(a) The non-GAAP income tax provision represents cash taxes paid or payable for the period after giving effect to the utilization of net operating losses and tax credit carryforwards.

(b) Costs incurred in transition of business to acquiror are attributable to the wind-down and transfer of the LoJack North America business to Spireon.